Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of XP Inc. of our report dated April 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in XP Inc's Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Auditores Independentes
Sao Paulo, Brazil
August 20, 2021